Exhibit 23

Consent of Independent Registered Public Accounting Firm

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 2, 2015, included in this Annual Report of the Post Properties, Inc. 401(k) Plan on Form 11-K for the year ended December 31, 2014, into the Plan’s previously filed Registration Statement No. 333-163894 on Form S-8.

Atlanta, Georgia	/s/ Warren Averett, LLC
June 2, 2015	Warren Averett, LLC